        Exhibit 21.1

2022 Subsidiaries of FLEETCOR Technologies, Inc.

Subsidiary	Jurisdiction of Organization
FleetCor Technologies, Inc.	Delaware, United States
FleetCor Technologies Operating Company, LLC	Louisiana, United States
FleetCor Funding, LLC	Delaware, United States
Mannatec, Inc.	Georgia, United States
FleetCor Jersey Holding, Limited	New Jersey, United States
CFN Holding Co	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
FleetCor Commercial Card Management (Canada), Ltd.	British Columbia, Canada
FleetCor Technologies Operating Company - CFN Holding Co. S.E.N.C.	Luxembourg
FleetCor Luxembourg Holding 1, S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding 2, S.à.r.l.	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
CH Jones Limited	United Kingdom
FleetCor UK International Management Limited	United Kingdom
The Fuelcard Company UK Ltd	United Kingdom
FleetCor Fuel Cards, LLC	Delaware, United States
FleetCor Fuel Cards (Europe), Ltd.	United Kingdom
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska společnost pro platebne karty sro	Slovakia
Limited Liability Company “Peredovie Plateznie Resheniya" (LLC "PPR")	Russia
UAB Transit Card International	Lithuania
Fleetcor Lithuania UAB	Lithuania
Transit Card Internationall Polska Sp. z.o.o.	Poland
Limited Liability Company "Eltop"	Russia
Limited Liability Company "OILCARD"	Russia
FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
Efectivale, S. de R.L. de C.V.	Mexico
Efectivale Servicios, S. de R.L. de C.V.	Mexico
CTF Technologies (Canada), ULC	Canada
CTF Technologies do Brasil, Ltda.	Brazil
Limited Liability Company "TD NCT"	Russia
LLC "STC" Petrol Plus"	Russia
LLC "NCT Software"	Russia
LLC "Petrol Plus Cards Ukraine"	Ukraine

        Exhibit 21.1

Limited Liability Company "Petrol Plus Cards Asia"	Kazakhstan
Allstar Business Solutions Limited	United Kingdom
Business Fuel Cards Pty Limited	Australia
FleetCor Technologies New Zealand Limited	New Zealand
Cardlink Systems Limited	New Zealand
Limited Liability Company “Avto Kart NEFT”	Russia
VB - Servicos, Comercio E Administracao Ltda.	Brazil
Auto Expresso Technologia S.A.	Brazil
SEM PARAR INSTITUIÇÃO DE PAGAMENTO LTDA. (fka: CGMP - CENTRO DE GESTÃO DE MEIOS DE PAGAMENTO LTDA)	Brazil
Epyx Limited	United Kingdom
Epyx France SAS	France
Pacific Pride Services, LLC	Delaware, United States
FleetCor Deutschland GmbH	Germany
FCHC Holding Company, LLC	Delaware, United States
FleetCor Tankkarten GmbH	Austria
Comdata Inc.	Delaware, United States
Comdata TN, INC.	Tennessee, United States
Comdata Network Inc. of California	California, United States
Stored Value Solutions International B.V.	The Netherlands
Stored Value Solutions GmbH	Germany
Stored Value Solutions France SAS	France
Stored Value Solutions Hong Kong Limited	China
Buyatab Online, Inc.	Canada
Stored Value Solutions Canada Ltd.	Canada
Shanghai Stored Value Solutions Information Technology Co., Ltd.	China
Stored Value Solutions UK Limited	United Kingdom
Venturo Technologien Swiss GmbH	Switzerland
P97 Networks Inc.	Delaware, United States
FleetCor Belgium Société Privée à Responsabilité Limitée	Belgium
FleetCor Poland Sp. z.o.o.	Poland
FleetCor Hungary kft.	Hungary
Venturo Technologies S.à r.l.	Luxembourg
FleetCor Czech Republic s.r.o.	Czech Republic
FleetCor Solvakia s.r.o	Slovakia
Creative Lodging Solutions, LLC	Kentucky, United States
Venturo Fleet Solutions Company Limited	Thailand
TravelCard B.V.	The Netherlands

        Exhibit 21.1

Cambridge Mercantile Corp (U.S.A.)	Delaware, United States
Cambridge Mercantile Corp.	Canada
Cambridge Mercantile Corp. (U.K.) Ltd.	United Kingdom
Cambridge Mercantile (Australia) Pty Ltd.	Australia
Cambridge Mercantile Risk Management (U.K.) Ltd.	United Kingdom
Global Processing Companies Rus, LLC	Russia
TA Connections Brasil Servicos de Viagens Ltda. (fka: Travelliance Brasil Servicos de Viagens Ltda.)	Brazil
Comdata LA, LLC	Louisiana, United States
R2C Online Limited	United Kingdom
TA Connections MN, LLC (fka: LJK Companies, LLC)	Minnesota, United States
Roomstorm, LLC	Illinois, United States
Skylark Innovations, LLC	Virginia, United States
TA Connections MX, S.de R.L.de C.V. (fka: Travelliance S. de RL de CV)	Mexico
TA Connections UK Ltd. (fka: Travelliance Global Ltd.)	United Kingdom
LR2, LLC	Illinois, United States
Group Achamps, Ltd.	Texas, United States
Nvoicepay, Inc.	Oregon, United States
Kiwi Fuel Cards Limited	New Zealand
Lynked Solutions Pty Ltd.	Australia
TA Connections AU Pty, Ltd. (fka: Nationwide Hospitality Pty, Ltd.)	Australia
TA Connections IL, LLC (fka: NHI-2, LLC)	Illinois, United States
TA Connections DE, LLC (fka: Airline Accommodations Solutions, LLC)	Delaware, United States
Hotel Connections PTE LTD.	Singapore
Hotel Connections SDN BHD	Malaysia
TA Connections of Japan GK (fka: Hotel Connections of Japan, GK)	Japan
ALE Solutions, Inc.	Illinois, United States
Corpay One, Inc.	Delaware, United States
Corpay One ApS	Denmark
Red Fuel Cards Europe Spain SLU	Spain
Sem Parar Credit Rights Investment Fund ("FIDC")	Brazil
Mazi Holding Ltda	Brazil
AFEX Offshore Limited	Jersey
Associated Foreign Exchange (Schweiz) AG	Switzerland
Associated Foreign Exchange Australia PTY Ltd.	Australia
Associated Foreign Exchange Limited	United Kingdom

        Exhibit 21.1

Associated Foreign Exchange Holdings, Inc.	California, United States
Associated Foreign Exchange, Inc	California, United States
Associated Foreign Exchange ULC	Canada
PT AFEX Indonesia	Indonesia
AFEX Global Holdings Limited	United Kingdom
AFEX Markets PLC	United Kingdom
AFEX Markets Europe Limited	Ireland
Associated Foreign Exchange (Singapore) Pte Ltd.	Singapore
Associated Foreign Exchange Ireland Limited	Ireland
Mina Digital Limited	United Kingdom
Abbey Euro Diesel Limited	United Kingdom
Fleetcor UK Finance Holdings 1, LLC	Delaware, United States
Fuelcards UK Limited	United Kingdom
Quadrum Investments Group Limited	United Kingdom
R2C Online Holdings Limited	United Kingdom
LLC TD Smart-Technologies	Russia
PPR Cyprus Holding 1 Ltd.	Cyprus
PPR Cyprus Holding 2 Ltd.	Cyprus
Plugsurfing B.V.	The Netherlands
Plugsurfing GmbH	Germany
Plugsurfing B.V. Branch	Sweden
Plugsurfing B.V. Branch	Finland
Sem Parar Holding Participações Ltda	Brazil
Sem Parar Corretora Digital E Consultoria de Seguros Ltda.	Brazil
Sem Parar Sociedade de Crédito Direto S.A.	Brazil
Gehl Companies, Inc.	Minnesota, United States
Levarti Ltd	United Kingdom
Levarti Australia Pty, Ltd.	Australia
Levarti Services Australia Pty, Ltd.	Australia
Accrualify, Inc.	California, United States
Accrualify India Private Limited	India